            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 19, 2002


                                            $2,500,000,000
                                           LASALLENOTES(SM)
                                          LASALLE FUNDING LLC                                    [ABN-AMRO LOGO]
                                     UNCONDITIONALLY GUARANTEED BY
                                          ABN AMRO BANK N.V.

             WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
                             ---------------------
    LaSalle Funding plans to offer and sell notes with various terms, which may include the following:

    - maturity of 9 months or more from the date of issue,
    - interest at a fixed rate,
    - interest payment dates at monthly, quarterly, semi-annual or annual intervals,
    - book-entry form (through The Depository Trust Company),
    - redemption and/or repayment provisions, if applicable, whether mandatory, at its option or the option of the holder and
    - minimum denominations of $1,000 or integral multiples of $1,000.

    LaSalle Funding will specify the final terms of each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement. ABN AMRO Bank N.V. will unconditionally guaranty the notes issued by LaSalle Funding.

    You must pay for the notes by delivering the purchase price to an agent, unless you make other payment arrangements.

    INVESTING IN THE NOTES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" ON PAGE S-5.
                             ---------------------
    LaSalle Funding may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable best efforts on LaSalle Funding's behalf. If LaSalle Funding sells all of the notes, it expects to receive aggregate proceeds of between $2,375,000,000 and $2,485,000,000 after paying the agents' discounts and commissions of between $15,000,000 and $125,000,000. The agents' discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities in excess of 30 years.
                             ---------------------
    ABN AMRO Financial Services, Inc., the purchasing agent and an affiliate of the issuer and the guarantor, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.
                             ---------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

    These securities are unsecured and are not savings accounts, deposits or other similar obligations of a bank. The securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

ABN AMRO FINANCIAL SERVICES, INC.
     A.G. EDWARDS & SONS, INC.
         CHARLES SCHWAB & CO., INC.
              EDWARD D. JONES & CO., L.P.
                  FIDELITY CAPITAL MARKETS
                     a division of
                  National Financial
                     Services LLC
                       FIRST UNION SECURITIES, INC.
                            J.J.B. HILLIARD, W.L. LYONS, INC.
                               LEGG MASON WOOD WALKER INC.
                                   MERRILL LYNCH & CO.
                                        PRUDENTIAL SECURITIES INCORPORATED
                                           RAYMOND JAMES
                                             RBC DAIN RAUSCHER
                                                 SALOMON SMITH BARNEY
                                                    UBS PAINEWEBBER INC.
                                                      U.S. BANCORP PIPER JAFFRAY

            The date of this prospectus supplement is April 19, 2002

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                               PAGE
                                                               ----
Summary of Prospectus Supplement............................    S-3
About This Prospectus Supplement And Pricing Supplements....    S-5
Risk Factors................................................    S-5
Description of Notes........................................    S-5
     General................................................    S-5
     Payment of Principal and Interest......................    S-6
     Redemption and Repurchase..............................    S-7
     Repayment at Option of Holder..........................    S-8
     Repayment Upon Death...................................    S-8
     Book-Entry System......................................   S-10
Certain United States Federal Income Tax Consequences.......   S-12
     United States Holders..................................   S-13
     Non-U.S. Holders.......................................   S-17
     Backup Withholding.....................................   S-18
Supplemental Plan of Distribution...........................   S-18
Validity of Notes...........................................   S-20
Annex A: Repayment Election Form............................    A-1

                         PROSPECTUS
About This Prospectus.......................................      2
Where You Can Find Additional Information...................      2
Consolidated Ratios of Earnings to Fixed Charges............      3
Use of Proceeds.............................................      3
ABN AMRO Bank N.V...........................................      4
LaSalle Funding LLC.........................................      4
Description of Debt Securities and Guarantees...............      4
     General................................................      4
     Payments...............................................      5
     Terms Specified in Prospectus Supplement...............      5
     Registration and Transfer of Debt Securities...........      6
     Guarantees.............................................      6
     Forms of Securities....................................      8
     Covenant Restricting Mergers and Other Significant
      Corporate Actions.....................................     11
     Absence of Protections Against All Potential Actions of
      the Bank..............................................     11
     Events of Default......................................     11
     Discharge, Defeasance and Covenant Defeasance..........     13
     Modification of the Indenture..........................     14
     Relationships with the Trustee.........................     14
Plan of Distribution........................................     14
Legal Matters...............................................     16
Experts.....................................................     16
ERISA Matters for Pension Plans and Insurance Companies.....     16

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     You should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Unless the context requires otherwise, references in the prospectus supplement to "LaSalle Funding" refer to LaSalle Funding LLC, references to the "Bank" are to ABN AMRO Bank N.V. and references to "us," "we" or "our" refer to LaSalle Funding and the Bank, collectively.

Issuer....................................   LaSalle Funding LLC

Guarantor.................................   The notes will be fully guaranteed, on a senior basis,
                                             by ABN AMRO Bank N.V.

Purchasing Agent..........................   ABN AMRO Financial Services, Inc., an affiliate of
                                             ours.

Title.....................................   LaSalleNotes, which we refer to as the notes.

Aggregate Principal Amount................   $2,500,000,000

Denomination..............................   Unless otherwise specified in the applicable pricing
                                             supplement, the authorized denominations of the notes
                                             will be $1,000 and integral multiples of $1,000.

Ranking...................................   The notes will be senior notes, ranking equally with
                                             all of LaSalle Funding's and, with respect to the
                                             guaranty, the Bank's other unsecured, unsubordinated
                                             debt. The notes will not be secured by any collateral.

Maturities................................   The notes will mature nine months or more from the date
                                             of issue, as specified in the applicable pricing
                                             supplement.

Interest..................................   - Each note will bear interest from the issue date at a
                                             fixed rate, which will be zero in the case of a
                                               zero-coupon note.

                                             - LaSalle Funding will pay interest on each note, other
                                             than a zero-coupon note, on either monthly, quarterly,
                                               semi-annual or annual interest payment dates and at
                                               maturity.

                                             - Unless otherwise specified in the applicable pricing
                                               supplement, interest on the notes will be computed on
                                               the basis of a 360-day year of twelve 30-day months.

Principal.................................   The principal amount of the notes will be payable on
                                             the maturity date of such notes at the corporate trust
                                             office of the trustee.

Redemption and Repayment..................   Unless otherwise provided in the applicable pricing
                                             supplement:

                                             - the notes may not be redeemed by LaSalle Funding or
                                             repaid at the option of the holder prior to maturity;
                                               and

                                             - the notes will not be subject to any sinking fund

                                             The pricing supplement relating to any note will
                                             indicate whether the holder of such note will have the
                                             right to require LaSalle Funding to repay a note prior
                                             to maturity upon the death of the owner of such note.

Form of Notes.............................   The notes will be represented by global securities
                                             deposited with or on behalf of the depositary, The
                                             Depository Trust Company, and registered in the name of
                                             the depositary's nominee. Global notes will be
                                             exchangeable for definitive notes only in limited
                                             circumstances. See "Description of Notes -- Book-Entry
                                             System."


Trustee...................................   BNY Midwest Trust Company, 2 North LaSalle Street,
                                             Chicago, Illinois 60602, under an indenture dated as of
                                             April 1, 2002, as supplemented from time to time, which
                                             we refer to as the indenture.

Agents....................................   ABN AMRO Financial Services, Inc., A.G. Edwards & Sons,
                                             Inc., Charles Schwab & Co. Inc., Edward D. Jones & Co.,
                                             L.P., Fidelity Capital Markets, a division of National
                                             Financial Services LLC, First Union Securities, Inc.,
                                             J.J.B. Hilliard, W.L. Lyons, Inc., Legg Mason Wood
                                             Walker Inc., Merrill Lynch, Pierce, Fenner & Smith
                                             Incorporated, Prudential Securities Incorporated,
                                             Raymond James & Associates Inc., RBC Dain Rauscher,
                                             Inc., Salomon Smith Barney Inc., UBS PaineWebber Inc.
                                             and U.S. Bancorp Piper Jaffray as agents of LaSalle
                                             Funding in connection with the offering of the notes.

Selling Group Members.....................   Broker-dealers and other securities firms that have
                                             executed dealer agreements with the purchasing agent
                                             and have agreed to market and sell the notes in
                                             accordance with the terms of these agreements and all
                                             other applicable laws and regulations. You may call
                                             1-800-327-1546 for a list of selling group members.

            ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

     This prospectus supplement sets forth certain terms of the notes that LaSalle Funding may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in the prospectus.

     Each time LaSalle Funding offers notes, it will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes LaSalle Funding is offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

                                  RISK FACTORS

     Your investment in the notes will involve a number of risks. You should consider carefully the following risks before you decide that an investment in the notes is suitable for you. You should consult your own financial and legal advisors regarding the risks and suitability of an investment in the notes.

IF YOUR NOTES ARE REDEEMABLE, LASALLE FUNDING MAY CHOOSE TO REDEEM THEM WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW.

     If your notes are redeemable, LaSalle Funding may choose to redeem your notes from time to time. In the event that prevailing interest rates are relatively low when LaSalle Funding elects to redeem notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

WE CANNOT ASSURE YOU THAT A TRADING MARKET FOR YOUR NOTES WILL EVER DEVELOP OR BE MAINTAINED.

     We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

     - the method of calculating the principal and interest for the notes;

     - the time remaining to the maturity of the notes;

     - the outstanding amount of the notes;

     - the redemption features of the notes; and

     - the level, direction and volatility of interest rates, generally.

     There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

                              DESCRIPTION OF NOTES

     The notes LaSalle Funding is offering by this prospectus supplement constitute a series of debt securities for purposes of the indenture. The notes will rank equally in all respects with all debt securities issued under the indenture. For a description of the indenture and the rights of the holders of debt securities under the indenture, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

     The following description of the terms and conditions of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms of the debt securities described in the accompanying prospectus. The terms and conditions described in this section will apply to each note unless the applicable pricing supplement states otherwise.

GENERAL

     The notes will be senior notes, ranking equally with all of the other unsecured, unsubordinated debt of LaSalle Funding. The notes will be unconditionally guaranteed on a senior basis by ABN AMRO Bank N.V., which we refer to as the Bank. The Bank's guaranty of the notes will rank equally with all its other unsecured, unsubordinated debt. The Bank will unconditionally guarantee the due and punctual payment of the principal and any premium and interest on the notes when and as they become due and payable, whether at maturity or otherwise. For a more detailed description of the guaranty, see "Description of Debt Securities and Guarantees -- Guarantees" in the accompanying prospectus.

     LaSalle Funding will issue the notes only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary, except as specified in "Book-Entry System." For more information on certificated and global securities, see "-- Book-Entry System."

     LaSalle Funding may offer from time to time up to $2,500,000,000 aggregate principal amount of notes on terms determined at the time of sale. The notes will mature nine months or more from the date of issue, as determined by the initial purchaser and agreed to by LaSalle Funding.

     The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, that is issued at more than a slight discount from the principal amount payable at maturity. Upon redemption, repayment or acceleration of the maturity of an original issue discount note, normally an amount less than its principal amount will be payable. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and regarding the United States federal income tax consequences of original issue discount notes, see
"-- Payment of Principal and Interest" and "Certain United States Federal Income Tax Consequences -- United States Holders -- Original Issue Discount." Original issue discount notes will be treated as original issue discount securities for purposes of the indenture.

     The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of BNY Midwest Trust Company, the trustee under the indenture, in The City of New York or the City of Chicago. The transfer or exchange of global securities will be effected as specified in "-- Book-Entry System."

     The indenture does not limit our ability to incur debt. In addition, the indenture does not contain any provision that would protect holders of the notes in the event of a highly leveraged or other transaction that may adversely affect our creditworthiness.

     As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or the City of Chicago.

PAYMENT OF PRINCIPAL AND INTEREST

     Payments of principal and interest, if any, at maturity will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in immediately available funds in accordance with its normal procedures. Payments of interest, other than interest payable at maturity, with respect to global securities will be paid in immediately available funds to the depositary or its nominee. See "-- Book-Entry System." Payments of interest, if any, with respect to any certificated securities (other than global securities), and other than interest payable at maturity, will be paid by check mailed to the address of the person entitled to the payments as it appears in the security register.

     Unless the applicable pricing supplement states otherwise:

     - if LaSalle Funding redeems any original issue discount note as described under "Redemption and Repurchase,"

     - if LaSalle Funding repays any original issue discount note at the option of the holder as described under "Repayment at Option of Holder" and "Repayment Upon Death," or

     - if the principal of any original issue discount note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Debt Securities -- Events of Default,"

the amount of principal due and payable with respect to the original issue discount note shall be limited to the sum of:

     - the aggregate principal amount of such note multiplied by the issue price, ex-pressed as a percentage of the aggregate principal amount, plus
     - the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable.

     This accrual will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration, as applicable.

     Each note, other than a zero-coupon note, will bear interest from and including the date of issue or, in the case of notes issued upon registration of transfer or exchange, from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Interest will be payable at the fixed rate per year stated in such note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date. If the interest payment date or the maturity for any note falls on a day that is not a business day, the payment of principal and interest may be made on the next succeeding business day and no interest on such payment shall accrue for the period from such interest payment date or maturity, as the case may be. Unless the applicable pricing supplement states otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest payment dates for a note, other than a zero-coupon note, will be as follows:

INTEREST PAYMENTS     INTEREST PAYMENT DATES
-----------------  ----------------------------
Monthly.........   Fifteenth day of each
                   calendar month or, if not a
                   business day, the next
                   succeeding business day,
                   commencing the first
                   succeeding calendar month
                   following the month in which
                   the note is issued.
Quarterly.......   Fifteenth day of every third
                   month or, if not a business
                   day, the next succeeding
                   business day, commencing in
                   the third succeeding
                   calendar month following the
                   month in which the note is
                   issued.
Semi-annual.....   Fifteenth day of every sixth
                   month or, if not a business
                   day, the next succeeding
                   business day, commencing in
                   the sixth succeeding
                   calendar month following the
                   month in which the note is
                   issued.
Annual..........   Fifteenth day of every
                   twelfth month or, if not a
                   business day, the next
                   succeeding business day,
                   commencing in the twelfth
                   succeeding calendar month
                   following the month in which
                   the note is issued.

     The regular record date with respect to any interest payment date will be the date 15 calendar days prior to such interest payment date, whether or not such date is a business day.

     The interest rates, maturity dates and redemption features on the notes may differ depending upon, among other things, prevailing market conditions at the time of issuance, as well as the aggregate principal amount of notes issued in any single transaction. Although LaSalle Funding may change the interest rates and other variable terms of the notes from time to time, no change will affect any note already issued or as to which LaSalle Funding has accepted an offer to purchase.

REDEMPTION AND REPURCHASE

     Unless the applicable pricing supplement states otherwise, LaSalle Funding may not redeem the notes prior to maturity. The notes will not be subject to any sinking fund. If, however, the applicable pricing supplement provides that LaSalle Funding may redeem the notes prior to maturity, it will also specify the redemption dates and prices. If applicable, notes may be redeemed, in whole or in part, from time to time only upon not less than 30 nor more than 60 days' notice.

     LaSalle Funding may, at any time, purchase notes at any price in the open market or otherwise. Notes LaSalle Funding purchases in this manner may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

REPAYMENT AT OPTION OF HOLDER

     Unless the applicable pricing supplement states otherwise, notes will not be repayable at the option of the holder. If the applicable pricing supplement provides that the notes will be repayable at the option of the holder, it will also specify the repayment dates and prices.

     In order for a note to be repaid, the trustee must receive, at the office of the Corporate Trust Department of the trustee in the City of New York or the City of Chicago, at least 30 but not more than 45 days' notice of the holder's exercise of its repayment option. Once this notice is delivered, the holder may not revoke its exercise of the repayment option. A holder may exercise the repayment option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     The depositary or its nominee will be the holder of global securities and, therefore, will be the only entity that can exercise a right to repayment, if any. In order to ensure that the depositary or its nominee will timely exercise such right to repayment, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in such global security to notify the depositary of its desire to exercise the right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a global security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

REPAYMENT UPON DEATH

     If the pricing supplement relating to a note so states, the holder of the note will have the right to require LaSalle Funding to repay a note prior to its maturity date upon the death of the beneficial owner of the note as described below. LaSalle Funding calls this right the "survivor's option."

     Upon exercise of the survivor's option, LaSalle Funding will, at its option, either repay or purchase any note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the note at a price equal to the sum of:

     - 100% of the principal amount of such note (or, for zero-coupon notes, the amortized face amount for zero-coupon notes on the date of such repayment), and

     - accrued and unpaid interest, if any, to the date of such repayment,

     subject to the following limitations.

     The survivor's option may not be exercised until at least 12 months following the date of original issue of the applicable notes. In addition, LaSalle Funding may limit the aggregate principal amount of notes as to which the survivor's option may be exercised as follows:

     - In any calendar year, LaSalle Funding may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the notes as of December 31 of the most recently completed year or $1,000,000 (the "annual put limitation").

     - For any individual deceased beneficial owner of notes, LaSalle Funding may limit the aggregate principal amount to $200,000 for any calendar year (the "individual put limitation").

     LaSalle Funding will not make principal repayments pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any note, the principal amount of the note remaining outstanding after repayment must be at least $1,000.

     Each note delivered pursuant to a valid exercise of the survivor's option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that note would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of notes that have been accepted pursuant to exercise of the survivor's option during that year has not exceeded the annual put limitation for that year, any notes not accepted during that calendar year because of the individual put limitation will be accepted in the order all such notes were delivered, to the extent that any such acceptance would not trigger the annual put limitation for such calendar year.

     Any note accepted for repayment pursuant to exercise of the survivor's option will be repaid no later than the first June 15 or December 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for notes delivered pursuant to the survivor's option were May 1, 2002, LaSalle Funding would be obligated to repay those notes by June 15, 2002. Each note delivered for repayment that is not accepted in any calendar year due to the application of the annual put limitation or the individual put limitation will be deemed to be delivered in the following calendar year in the order in which all such notes were originally delivered, unless any such note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, notes delivered upon exercise of the survivor's option may not be withdrawn.

     In the event that a note delivered for repayment pursuant to valid exercise of the survivor's option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such note and the exercise of the survivor's option.

     Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the trustee in its sole discretion. The trustee's determination will be final and binding on all parties.

     The death of a person owning a note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person owning a note by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder's interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     In the case of repayment pursuant to the exercise of the survivor's option, for notes represented by a global security, the depositary or its nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor's option for such note. To obtain repayment pursuant to exercise of the survivor's option with respect to a note represented by a global security, the representative must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     - instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor's option;

     - a detailed description of the note, including the CUSIP number; and

     - the deceased's social security number.

     The broker or other entity will provide to the trustee:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     - a certificate or letter satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased's beneficial interest in the note; and

     - a detailed description of the note, including the CUSIP number.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative. See "-- Book-Entry System."

     In order to validly exercise a survivor's option for a note held in definitive rather than global form, the representative must deliver to the trustee the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global note (other than instructions to notify DTC), plus the note, a properly executed assignment of the note, and evidence of beneficial ownership of any note held in nominee name.

     Attached as Annex A to this prospectus supplement are the forms to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a note. In addition, a representative may obtain these forms from BNY Midwest Trust Company, the trustee, at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, or call its Corporate Trust Department at (312) 827-8546, during normal business hours.

BOOK-ENTRY SYSTEM

     Upon issuance, all notes having the same original issuance date, interest rate and stated maturity and other terms, if any, will be represented by a single global security. Each global security will be deposited with or on behalf of the depositary, The Depository Trust Company, New York, New York, and registered in the name of the depositary's nominee. Except as described below, global securities may be transferred, in whole and not in part, only by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary. So long as the depositary or its nominee is the registered owner of any global security, the depositary or its nominee will be considered the sole owner or holder of the note for all purposes under the indenture.

     The depositary has advised the agents and LaSalle Funding as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. "Direct participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc.
                                       S-10
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and the NASD. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as "indirect participants."

     Purchases of interests in the global securities under the depositary's system must be made by or through direct participants, which will receive a credit for such interests on the depositary's records. The ownership interest of each beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except as described below.

     To facilitate subsequent transfers, all global securities deposited by participants with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co. The deposit of global securities with the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the interests in the global securities; the depositary's records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the interests in a global security are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each direct participant in such global security to be redeemed.

     Neither the depositary nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, the depositary mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts interests in the global securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal and interest payments on the global securities will be made to the depositary. The depositary will then credit direct participants' accounts on the payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary, the trustee or LaSalle Funding, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the depositary is the responsibility of LaSalle Funding or the trustee. Disbursement of such payments to direct participants is the responsibility of the depositary. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     The notes represented by one or more global securities are exchangeable for certificated notes of like tenor as such notes if:

     - the depositary for the global securities notifies LaSalle Funding that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

     - LaSalle Funding in its discretion at any time determines not to have all of the notes of the series represented by one or more global securities or notes and notifies the trustee of this determination; or

     - an event of default, as described in the accompanying prospectus, has occurred and is continuing with respect to the notes of a series.

     Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in the names as the depositary holding such global securities directs. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of the notes will be $1,000 and integral multiples of $1,000. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that LaSalle Funding believes to be reliable, but LaSalle Funding takes no responsibility for its accuracy.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is the opinion of Mayer, Brown, Rowe & Maw, counsel to LaSalle Funding, as to certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a hedge against currency risks or as a position in a "straddle" or other risk-reduction transaction for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

     BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, NO ASSURANCE CAN BE GIVEN THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF THE NOTES.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the last bullet above, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. An individual will be deemed to be a resident of the United States by reason of being a lawful permanent resident or, subject to certain exceptions, present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period including the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

     As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

UNITED STATES HOLDERS

  Payments of Interest

     Payments of interest on a note, other than interest on an "Original Issue Discount note" that is not "qualified stated interest," each as defined below, generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

  Original Issue Discount

     The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Original Issue Discount notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount. This de minimis amount is generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below, prior to maturity, multiplied by the weighted average maturity of such note. The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold to the public for money, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or in certain cases, one or more floating rates that appropriately take into account the length of the interval between stated interest payments. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the note would be treated as having original issue discount, and the stated interest would not be treated as qualified stated interest.

     A U.S. Holder of an Original Issue Discount note having a maturity of more than one year from its date of issue must include original issue discount in income as ordinary interest income for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount note. The "daily portion" of original issue discount on any Original Issue Discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The OID Regulations contain certain rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the Original Issue Discount note (other than any payment of qualified stated interest) over the Original Issue Discount note's adjusted issue price as of the beginning of such final accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

     - the product of the Original Issue Discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

     - the amount of any qualified stated interest payments allocable to such accrual period.

     The "adjusted issue price" of an Original Issue Discount note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     If (1) a portion of the initial purchase price of a note is attributable to interest that accrued prior to the note's issue date ("pre-issuance accrued interest"), (2) the first stated interest payment on the note is to be made within one year of the note's issue date and (3) such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

  Acquisition Premium

     A U.S. Holder who purchases an Original Issue Discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount note for any taxable year or portion thereof in which the U.S. Holder holds the Original Issue Discount note will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

  Optional Redemption

     In the case of certain notes, LaSalle Funding may have a "call option" to redeem the notes prior to their stated maturity, or the holders of the notes may have a "put option" to receive repayment prior to maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. For purposes of accruing original issue discount, a call option exercisable by LaSalle Funding or a put option exercisable by a holder will be presumed to be exercised if, by utilizing any date on which the note may be redeemed or repaid as its maturity date and the amount payable on that date in accordance with the terms of the note (the "redemption price") as its stated redemption price at maturity, the yield on the note is:

     - in the case of a call option exercisable by LaSalle Funding, lower than its yield to maturity, or

     - in the case of a put option exercisable by a holder, greater than its yield to maturity.

     If such an option is not in fact exercised when presumed to be, the note will be treated, solely for purposes of determining the amount and accrual of original issue discount on the note, as if it were redeemed, and a new note issued, on the presumed exercise date for an amount equal to the adjusted issue price of the note on that date. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

    Election to Treat All Interest as Original Issue Discount

     U.S. Holders may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election applies only to the note for which it is made and cannot be revoked without the consent of the IRS. If a U.S. Holder makes the election with respect to a note with market discount, it will be treated as having made an election to include market discount in income currently on a constant yield basis for all market discount bonds acquired by such U.S. Holder in that taxable year and thereafter. If a U.S. Holder makes the election with respect to a note with bond premium, it will be treated as having made the election to amortize bond premium on all bonds thereafter acquired. A U.S. Holder considering such an election should consult a tax advisor.

  Information Reporting

     Because the notes will constitute "publicly offered debt instruments" as defined by the OID Regulations, LaSalle Funding is required to report to the IRS on Form 8281, within 30 days after the issue date, certain information relating to original issue discount with respect to each such issue. LaSalle Funding will report annually to the IRS and to each holder of record the amount of original issue discount includable in the gross income of a Holder of notes for each calendar year determined without regard to any acquisition premium paid by any holder, except certain exempt holders, including corporations.

  Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election, under the constant yield method based on daily compounding, through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding.

  Market Discount

     If a U.S. Holder purchases a note, other than an Original Issue Discount note, at original issue for an amount that is less than its issue price or, in the case of a subsequent purchaser, its stated redemption price at maturity or, in the case of an Original Issue Discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment or, in the case of an Original Issue Discount note, any payment that does not constitute qualified stated interest on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

     - the amount of such payment or realized gain or

     - the market discount that has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects (as described below) to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or semiannual compounding basis, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Premium

     If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. In the case of a note that may be optionally redeemed prior to maturity, however, the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity if the result would increase the holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the note on the applicable redemption date, the note will be treated (for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under Treasury regulations governing amortizable bond premium), less the sum of:

     - any amortizable bond premium allocable to prior accrual periods and

     - any payments previously made on the note other than payments of qualified stated interest.

The note deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which it is redeemable.

     A U.S. Holder may make an election to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period. If a holder does not elect to amortize bond premium, such premium will result in a capital loss, or a reduced capital gain, on the disposition of the note.

  Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, other than amounts representing accrued and unpaid interest, and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount included in income (as adjusted by allocations of acquisition premium, if any) and accrued market discount, if any, if the U.S. Holder has included such market discount in income, and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note is held for more than the applicable holding period. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

NON-U.S. HOLDERS

     Subject to the discussion below under "Backup Withholding," a non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium, if any, or interest, including original issue discount, if any, on a note, unless such non-U.S. Holder actually or constructively owns 10% or more of the capital or profits interests in LaSalle Funding, is a controlled foreign corporation related to LaSalle Funding through common ownership or is a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Holder must provide a statement that:

     - is signed by the beneficial owner of the note under penalties of perjury,

     - certifies that such owner is not a U.S. Holder, and

     - provides the name and address of the beneficial owner.

     The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. Special certification requirements apply to partnerships.

     Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     Notwithstanding the foregoing, a non-U.S. Holder (other than a partnership or other pass-through entity) generally will be subject to tax in the same manner as a U.S. Holder with respect to interest income and gain on the disposition of a note that is effectively connected with a U.S. trade or business of the non-U.S. Holder, except to the extent that an applicable tax treaty provides otherwise. Under certain circumstances, effectively connected interest income of a corporate non-U.S. Holder may be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. Holder properly delivers IRS Form W-8ECI to the payor. Partnerships and other pass-through entities should consult their own tax advisors regarding the taxation of their members on their income that is effectively connected with the entity's U.S. trade or business.

     The notes will not be includable in the estate of a non-U.S. Holder unless at the time of death such individual actually or constructively owned 10% or more of the capital or profits interests in LaSalle Funding entitled to vote, or payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a current rate of 30% (which is scheduled to be reduced over time to 28%, with a possible increase to 31% for payments made after 2010) may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a note to or through a broker, the broker must withhold a portion of the entire purchase price at the applicable backup withholding rate, unless either:

     - the broker determines that the seller is a corporation or other exempt recipient or

     - the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder and certain other conditions are met.

     Such a sale must also be reported by the broker to the IRS, unless either:

     - the broker determines that the seller is an exempt recipient or

     - the seller certifies its non-U.S. status and certain other conditions are met.

     Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     Under the terms of the Selling Agent Agreement, dated as of April 19, 2002, the notes are offered from time to time by LaSalle Funding through ABN AMRO Financial Services, Inc., A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, First Union Securities, Inc., J.J.B. Hilliard, W.L. Lyons, Inc., Legg Mason Wood Walker Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Raymond James & Associates Inc., RBC Dain Rauscher, Inc., Salomon Smith Barney Inc., UBS PaineWebber Inc. and U.S. Bancorp Piper Jaffray as agents under the Selling Agent Agreement. The agents have agreed to use their reasonable best efforts to solicit purchases of the notes. LaSalle Funding may appoint additional agents to solicit offers to purchase notes on terms substantially identical to those contained in the Selling Agent Agreement

     LaSalle Funding will pay the agents, through ABN AMRO Financial Services, Inc., the purchasing agent, a commission to be divided among the agents as they shall agree for notes sold through the agents on an agency basis. The commission will range from 0.60% to 5.00% of the principal amount for each note sold, depending upon the maturity. Commissions with respect to notes with maturities in excess of 30 years will be negotiated between LaSalle Funding and the purchasing agent at the time of sale. In no event will the commission for the sale of any note exceed 8.00% of the principal amount of any note sold. LaSalle Funding will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of notes in whole or in part received by it on an agency basis. LaSalle Funding reserves the right to withdraw, cancel or modify the offer without notice.

     Following the solicitation of orders, the agents, severally and not jointly, may purchase notes from LaSalle Funding through the purchasing agent as principal for their own accounts.

Unless otherwise set forth in the applicable pricing supplement, any note sold to an agent as principal will be purchased by the purchasing agent from LaSalle Funding at a discount to the principal amount not to exceed the concession applicable to an agency sale of a note of identical maturity. Unless otherwise set forth in the applicable pricing supplement, such notes will be resold to one or more investors and other purchasers at a fixed public offering price.

     In addition, the purchasing agent may, and with LaSalle Funding's consent the other agents may, offer the notes they have purchased as principal to other dealers that are part of the selling group. The purchasing agent may sell notes to other dealers at a discount not in excess of the discount it receives when purchasing such notes from LaSalle Funding. And, if with LaSalle Funding's consent, the other agents sell notes to dealers, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not, during the distribution of the notes, exceed the discount received by such agent from the purchasing agent. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

     Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. LaSalle Funding and the Bank have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933.

     The notes will not have an established trading market when issued. LaSalle Funding does not intend generally to apply for the listing of the notes on any securities exchange, but LaSalle Funding has been advised by the agents that the agents intend to make a market in the notes as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. See "Description of Notes -- Book-Entry System" in this prospectus supplement.

     In connection with an offering of the notes, the rules of the SEC permit the purchasing agent to engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the purchasing agent creates a short position in the notes in connection with an offering of the notes (i.e., if it sells a larger principal amount of the notes than is set forth on the cover page of the applicable pricing supplement), the purchasing agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The purchasing agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, the purchasing agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

     Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations. You may call 1-800-327-1546 for a list of selling group members.

     ABN AMRO Financial Services, Inc., the purchasing agent, is a wholly owned subsidiary of ABN AMRO Bank N.V. The purchasing agent will conduct each offering of notes in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, the purchasing agent may offer and sell notes in the course of its business as a broker-dealer and may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The purchasing agent may use this prospectus supplement in connection with any of those transactions. The purchasing agent is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     The agents and their affiliates may engage in various general financing and banking transactions with us and our affiliates in the ordinary course of business.

     First Union Securities, Inc., a subsidiary of Wachovia Corporation, conducts its investment banking, institutional and capital markets business under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus supplement, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a separate agent or dealer in the distribution of the securities offered by this prospectus supplement.

     The notes may not be offered, transferred or sold as part of their initial distribution or at any time thereafter, to any persons (including legal entities) established, domiciled, settled or ordinarily established in The Netherlands.

                               VALIDITY OF NOTES

     The validity of the notes will be passed upon for LaSalle Funding by Mayer, Brown, Rowe & Maw, Chicago, Illinois. The validity of the guarantees and certain matters of Dutch law will be passed upon for ABN AMRO Bank N.V. by Clifford Chance Limited Liability Partnership. Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon certain legal matters relating to the notes for the agents.

                                                                         ANNEX A

                            REPAYMENT ELECTION FORM

                                LaSalleNotes(SM)

                              LaSalle Funding LLC

                         Unconditionally guaranteed by

                               ABN AMRO Bank N.V.

                             CUSIP NUMBER ________

To: LaSalle Funding LLC:

     The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

     - The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of ________ LaSalleNotes (CUSIP No. ________ ________) (the "Notes").

     - At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

     The Financial Institution agrees to the following terms:

     - The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (the "FORM").

     - The Financial Institution shall make all records specified in the Instructions supporting the above representations available to LaSalle Funding LLC ("LASALLE FUNDING") for inspection and review within five Business Days of LaSalle Funding's request.

     - If the Financial Institution or LaSalle Funding, in either's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and LaSalle Funding may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify LaSalle Funding immediately.

     - Other than as described in the Prospectus Supplement in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the "annual put limitation" or the "individual put limitation," repayment elections may not be withdrawn.

     - The Financial Institution agrees to indemnify and hold harmless LaSalle Funding against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

                            REPAYMENT ELECTION FORM

       ------------------------------------------------------------
                    Name of Deceased Beneficial Owner
(1)

       ------------------------------------------------------------
                              Date of Death
(2)

       ------------------------------------------------------------
          Name of Authorized Representative Requesting Repayment
(3)

       ------------------------------------------------------------
            Name of Financial Institution Requesting Repayment
(4)

       ------------------------------------------------------------
           Signature of Representative of Financial Institution
                           Requesting Repayment
(5)

       ------------------------------------------------------------
                 Principal Amount of Requested Repayment
(6)

       ------------------------------------------------------------
                             Date of Election
(7)

       ------------------------------------------------------------
                       Date Requested for Repayment
(8)

(9)    Financial Institution Representative:    (10)   Wire instructions for payment:
       Name:                                           Bank Name:
       Phone Number:                                   ABA Number:
       Fax Number:                                     Account Name:
       Mailing Address (no P.O. Boxes):                Account Number:
                                                       Reference (optional):

TO BE COMPLETED BY LASALLE FUNDING:

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by LaSalle Funding:

(F) Date of Acknowledgment by LaSalle Funding:

* To be assigned by LaSalle Funding upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

              INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
                        AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

        1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and (4) any necessary tax waivers. For purposes of determining whether LaSalle Funding will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

           - Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

           - Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

           - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

        2.  Indicate the name of the Deceased Beneficial Owner on line (1).

        3.  Indicate the date of death of the Deceased Beneficial Owner on line
(2).

        4. Indicate the name of the Authorized Representative requesting repayment on line (3).

        5. Indicate the name of the Financial Institution requesting repayment on line (4).

        6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

        7.  Indicate the principal amount of Notes to be repaid on line (6).

        8.  Indicate the date this Form was completed on line (7).

        9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first June 15 or December 15 to occur at least 20 calendar days after the date of LaSalle Funding's acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were May 1, 2002, the earliest repayment date you could elect would be June 15, 2002.

        10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

        11.  Indicate the wire instruction for payment on line (10).

        12.  Leave lines (A), (B), (C), (D), (E) and (F) blank.

        13. Mail or otherwise deliver an original copy of the completed Form to:
                           BNY Midwest Trust Company
                             2 North LaSalle Street
                                   Suite 1020
                            Chicago, Illinois 60602
                              Attn: Mary Callahan

             FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
                             WILL NOT BE ACCEPTED.

        14. If the acknowledgement of LaSalle Funding's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact LaSalle Funding at (312) 855-5985.

        For assistance with the Form or any questions relating thereto, please contact LaSalle Funding at (312) 855-5985.

                                 $2,500,000,000

                              LASALLE FUNDING LLC
                (Formed under the laws of the State of Delaware)
                                DEBT SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                               ABN AMRO BANK N.V.
             (Incorporated with limited liability under the laws of
               The Netherlands with corporate seat in Amsterdam)

     LaSalle Funding LLC, which is referred to in this prospectus as LaSalle Funding, may offer from time to time up to $2,500,000,000 of its debt securities. ABN AMRO Bank N.V., which is referred to in this prospectus as the Bank, will unconditionally guarantee the principal and interest on any of the debt securities which LaSalle Funding issues. The debt securities and the guarantees collectively are referred to as the securities. This prospectus describes the general terms of these debt securities, the Bank's guaranty and the general manner in which the securities will be offered. The specific terms of any securities will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered.

     This prospectus may not be used to sell the securities unless it is accompanied by a prospectus supplement. There may be a further supplement, known as a pricing supplement, which would contain the precise terms of a series of debt securities being offered.

     These securities are unsecured and are not savings accounts, deposits or other similar obligations of a bank. The securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This prospectus and the applicable prospectus supplement will also be used in connection with market-making transactions by ABN AMRO Financial Services, Inc. and other affiliates of ours who may make a market in the securities.

     These securities may not be offered, transferred or sold as part of their initial distribution or at any time thereafter, to any persons (including legal entities) established, domiciled, settled or ordinarily established in The Netherlands.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April 19, 2002

                               TABLE OF CONTENTS

About This Prospectus.......................................      2
Where You Can Find Additional Information...................      2
Consolidated Ratios of Earnings to Fixed Charges............      3
Use of Proceeds.............................................      3
ABN AMRO Bank N.V...........................................      4
LaSalle Funding LLC.........................................      4
Description of Debt Securities and Guarantees...............      4
     General................................................      4
     Payments...............................................      5
     Terms Specified in Prospectus Supplement...............      5
     Registration and Transfer of Debt Securities...........      6
     Guarantees.............................................      6
     Forms of Securities....................................      8
     Covenant Restricting Mergers and Other Significant
      Corporate Actions.....................................     11
     Absence of Protections Against All Potential Actions of
      the Bank..............................................     11
     Events of Default......................................     11
     Discharge, Defeasance and Covenant Defeasance..........     13
     Modification of the Indenture..........................     14
     Relationships with the Trustee.........................     14
Plan of Distribution........................................     14
Legal Matters...............................................     16
Experts.....................................................     16
ERISA Matters for Pension Plans and Insurance Companies.....     16

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that the Bank and LaSalle Funding filed with the Securities and Exchange Commission (the "SEC ") utilizing a "shelf" registration process. Under this shelf process, LaSalle Funding, may, from time to time, sell the debt securities described in the prospectus in one or more offerings up to a total dollar amount of $2,500,000,000.

     This prospectus provides you with a general description of the debt securities LaSalle Funding may offer and of the Bank's guaranty of these debt securities. Each time LaSalle Funding sells securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

     Following the initial distribution of an offering of securities, ABN AMRO Financial Services, Inc. and other affiliates of the Bank may offer and sell those securities in the course of their businesses as broker-dealers acting either as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     The terms the "Bank" refers to ABN AMRO Bank N.V. The term "LaSalle Funding" refers to LaSalle Funding LLC. The terms "we," "us" and "our" refer to the Bank and LaSalle Funding collectively.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The Bank's parent corporation, ABN AMRO Holding N.V., which is referred to in this prospectus as ABN AMRO Holding, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Bank and ABN AMRO Holding file reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding the Bank and ABN AMRO Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information the Bank and ABN AMRO Holding have filed with the SEC by reference to file numbers 1-14624 and 5-52647.

     This prospectus is part of a registration statement that the Bank and LaSalle Funding filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on the Bank, LaSalle Funding and the securities we are offering. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or that the Bank or ABN AMRO Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information the Bank or ABN AMRO Holding file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the Annual Report on Form 20-F of ABN AMRO Holding and the Bank for the year ended December 31, 2001 and any future filings by the Bank or ABN AMRO Holding with the SEC (including any Reports on Form 6-K the Bank or ABN AMRO Holding subsequently files with the SEC and specifically incorporate by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until completion of the offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning the Bank at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Gustav Mahlerlaan 10, P.O. Box 283, 1000 EA Amsterdam, The Netherlands (Telephone:
(31-20) 6 28 78 35).

     There are no separate financial statements of LaSalle Funding in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of LaSalle Funding because:

     - the Bank is a reporting company under the Exchange Act and will directly or indirectly own all of the membership interests of LaSalle Funding;

     - LaSalle Funding does not have any independent operations and does not propose to engage in any activity other than issuing debt securities and investing the proceeds in debt securities issued by its affiliates; and

     - LaSalle Funding's obligations under the debt securities will be fully and unconditionally guaranteed by the Bank.

     LaSalle Funding is not currently subject to, and subsequent to the effectiveness of the registration statement that contains this prospectus will be exempt from, the information reporting requirements of the Exchange Act.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Bank's consolidated ratios of earnings to fixed charges for the periods indicated.

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                              --------------------------------
                                                              2001   2000   1999   1998   1997
                                                              ----   ----   ----   ----   ----
Excluding Interest on Deposits(1)...........................  1.95   1.76   2.09   1.96   1.88
Including Interest on Deposits(1)...........................  1.18   1.14   1.21   1.16   1.18

(1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference in this prospectus.

                                USE OF PROCEEDS

     LaSalle Funding will use the net proceeds from the sale of the debt securities to provide funds to LaSalle Bank, National Association, an indirect, wholly owned subsidiary of the Bank, and its affiliates.

     LaSalle Funding will invest in or loan to LaSalle Bank, National Association, which we refer to in this prospectus as LaSalle Bank, or one or more of its affiliates at least 85% of the net proceeds raised by LaSalle Funding from the debt securities sold under this prospectus and the applicable prospectus supplements as soon as practicable after receipt, but in no event later than six months after LaSalle Funding receives such net proceeds. In the meantime, LaSalle Funding will invest any funds held by it only in securities permitted by Rule 3a-5(a)(6) under the Investment Company Act of 1940, as amended.

                               ABN AMRO BANK N.V.

     ABN AMRO Holding N.V. ("Holding") is incorporated under The Netherlands law by deed of 30 May 1990 as the holding company of the Bank. Holding's main purpose is to own the Bank and its subsidiaries. Holding owns 100 per cent. of the shares of the Bank and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V. The Bank traces its origin to the formation of the "Nederlandsche Handel-Maatschappij, N.V." in 1825 pursuant to a Dutch Royal Decree of 1824. The Bank is registered in the Commercial Register of Amsterdam under number 33002587. The registered office of ABN AMRO Bank N.V. is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.

     The ABN AMRO group ("ABN AMRO"), which consists of Holding and its subsidiaries, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in more than 70 countries and territories. ABN AMRO is the largest banking group based in The Netherlands with total consolidated assets of EUR 597.4 billion at 31 December 2001. ABN AMRO has a substantial presence in the United States, where it is one of the largest foreign banking groups based on total assets held in the country. And it also has a substantial presence in Brazil where it acquired Banco Real, the fourth largest privately held bank in the country in November 1998. During 1999, ABN AMRO also established a presence in Italy.

     Questions regarding the Guarantee or the Bank's obligations thereunder should be directed to: ABN AMRO Bank N.V., ABN AMRO House International, Financial Service Centre, Dublin 1, Republic of Ireland, (tel:
011-353-1-609-3800), attention: Francis O'Higgins or Al Conlan or John
O'Connell.

                              LASALLE FUNDING LLC

     LaSalle Funding was established to provide financing to LaSalle Bank and its affiliates. LaSalle Funding may raise funds through the offering of debt securities in the United States, Europe, and other overseas markets and will lend the net proceeds to LaSalle Bank or one or more of its affiliates. LaSalle Funding does not and will not engage in any separate business activities. All of the debt securities offered by LaSalle Funding will be unconditionally guaranteed by the Bank.

     LaSalle Funding was formed in Delaware in October 2001, and is an indirect wholly owned subsidiary of the Bank. LaSalle Funding's principal executive offices are located at 135 South LaSalle Street, Chicago, IL 60674, (312) 372-8400

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

GENERAL

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be issued under an Indenture, dated as of April 1, 2002 (the "Indenture"), between the Bank, LaSalle Funding and BNY Midwest Trust Company ("BNY"), as Trustee. The Indenture, the debt securities and the guarantee are governed by New York law. A copy of the Indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement.

     We have summarized below the material provisions of the Indenture, the debt securities and the guarantees, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities and the guarantees. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.
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     The debt securities will be direct, unsecured general obligations of
LaSalle Funding and will have the benefit of the guarantees described below. The debt securities will have the same rank in liquidation as all other unsecured and unsubordinated debt of LaSalle Funding.

PAYMENTS

     The Indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series. The Indenture does not limit the amount of other indebtedness or securities which may be issued by LaSalle Funding. The provisions of the Indenture allow LaSalle Funding to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series.

     The debt securities may be denominated and payable in U.S. dollars or foreign currencies. LaSalle Funding may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN PROSPECTUS SUPPLEMENT

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     - the specific designation;

     - the aggregate principal amount, purchase price and denomination;

     - the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     - the date of maturity;

     - the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     - the interest payment dates, if any;

     - the place or places for payment of the principal of and any premium and/or interest on or additional amounts with respect to the debt securities;

     - any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     - whether and on what terms we will have the option to redeem the debt securities in lieu of paying additional amounts in respect of certain Dutch taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities (and the terms of such option);

     - whether the debt securities will be issued in registered form or bearer form or both and, if the debt securities are being offered in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     - whether the debt securities will be issued in definitive form and under what terms and conditions;

     - information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;
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     - any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents, calculation agents or registrars;

     - any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

        - whether and under what circumstances LaSalle Funding or we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether LaSalle Funding or we will have the option to redeem those debt securities rather than pay the additional amounts;

        - tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

        - tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

     - any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities, which we refer to as OID Securities. OID Securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of OID Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to OID Securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. LaSalle Funding will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

     Holders may transfer debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities -- Global Securities."

GUARANTEES

     The Bank will unconditionally guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by LaSalle Funding when and as it becomes due and payable, whether at maturity or otherwise. The Bank's guarantees will rank equally with all other unsecured and unsubordinated indebtedness of the Bank. The guarantees provide that in the event of a default in payment of principal or any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against the Bank to enforce the guarantees without first proceeding against LaSalle Funding. The Indenture provides that the Bank may under certain circumstances assume all rights and obligations of LaSalle Funding under the Indenture with respect to a series of debt securities issued by LaSalle Funding.

     If called on as the guarantor, the Bank will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

     - the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any political subdivision or taxing authority thereof or therein or

     - an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including a holding by a court of competent jurisdiction or by a taxing authority in The Netherlands or any political subdivision thereof).

     If a withholding or deduction is required, the Bank will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the Indenture to be then due and payable.

     The Bank will not be required to pay any additional amounts for or on account of:

     - any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder

          - was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, The Netherlands or any political subdivision thereof or otherwise had some connection with The Netherlands other than by reason of the mere ownership of, or receipt of payment under, such debt security,

          - presented such debt security for payment in The Netherlands or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or

     - presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

     - any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     - any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of The Netherlands or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; provided that, in either event, the Bank shall supply with its request any forms required to be completed to comply with such requirements; or

     - any combination of the foregoing.

     In addition, the Bank will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligations runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligations runs to the bearer of the security. Definitive securities name the investor or its nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or additional amounts or other interim payments, the investor or its nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as explained more fully below.

  Global Securities

     Registered Global Securities. LaSalle Funding may issue registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. LaSalle Funding anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair an investor's ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered

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global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. LaSalle Funding understands that under existing industry practices, if LaSalle Funding requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of LaSalle Funding, the Bank, the trustee or any other agent of LaSalle Funding, the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     LaSalle Funding expects that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, additional amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. LaSalle Funding also expects that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, LaSalle Funding will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, LaSalle Funding may at any time and in its sole discretion decide not to have any of the securities represented by one or more registered global securities. If LaSalle Funding makes that decision, LaSalle Funding will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank N.V./S.A., as operator of the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

  Limitations on Issuance of Bearer Securities

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will

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not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which is referred to in this prospectus as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in definitive form, and no interest or additional amounts will be paid thereon, unless LaSalle Funding and the Bank have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     - is owned by a person that is not a United States person;

     - as owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that LaSalle Funding and the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder; or

     - is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     LaSalle Funding and the Bank will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations. An individual will be deemed to be a resident of the United States by reason of being a lawful permanent resident or, subject to certain exceptions, present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period including the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     The Indenture provides that the Bank will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

     - the Bank will be the continuing legal entity; or

     - the successor legal entity or person that acquires all or substantially all of the Bank's assets will expressly assume all of the Bank's obligations under the Indenture and the debt securities issued under the Indenture; and

     - immediately after the merger, consolidation, sale, lease or conveyance, the Bank, that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to the Bank.

ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK

     There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or a sale, lease or conveyance of all or substantially all of the Bank's assets. However, the Bank may provide specific protections, such as a put right or increased interest, for particular debt securities, which would be described in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The Indenture provides holders of debt securities with remedies if LaSalle Funding or the Bank fails to perform specific obligations, such as making payments on the debt securities, or if LaSalle Funding or the Bank becomes bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Indenture, with respect to any series of debt securities issued under the Indenture, as any one or more of the following events having occurred and be continuing:

     - default is made for more than 30 days in the payment of interest or additional amounts, in respect of the securities; or

     - default is made for more than five days in the payment of the principal of or premium on the securities; or

     - LaSalle Funding or the Bank fails to perform or observe any of the other obligations under the securities and such failure has continued unremedied for a period of 60 days after notice thereof; or

     - certain events of bankruptcy, insolvency or reorganization with respect to LaSalle Funding; or

     - the Bank is declared bankrupt, or a declaration in respect of the Bank is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of the Netherlands; or

     - an order is made or an effective resolution is passed for the winding up or liquidation of the Bank unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above; or

     - any other event of default provided with respect to debt securities of that series.

     Acceleration of Debt Securities Upon an Event of Default. The Indenture provides that:

     - if an event of default due to the default in payment of principal of, or any premium or interest on, or additional amounts with respect to, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing, may declare the principal of all debt securities of each affected series and interest (including additional amounts) accrued thereon to be due and payable immediately; and

     - if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of LaSalle Funding or the Bank, occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing may declare the principal of all those debt securities and interest (including additional amounts) accrued thereon to be due and payable immediately.

     Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

     Indemnification of Trustee for Actions Taken on the Investors Behalf. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

     Limitation on Actions by Investors as an Individual Holder. The Indenture provides that no individual holder of debt securities may institute any action against us under that Indenture, except actions for payment of overdue principal and interest (including additional amounts), unless the following actions have occurred:

     - the holder must have previously given written notice to the trustee of the continuing default;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and
       (2) offered the trustee reasonable indemnity;

     - the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     - the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

     The Indenture contains a covenant that we will file annually with the trustee a certificate as to whether any default exists under the Indenture.

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DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     LaSalle Funding and the Bank have the ability to eliminate most or all of their obligations on any series of debt securities prior to maturity under the following circumstances:

     Discharge of Indenture. LaSalle Funding or the Bank may discharge all of their obligations under the Indenture, other than as to transfers and exchanges, after either has:

     - paid or caused to be paid the principal of, interest on and additional amounts with respect to all of the outstanding debt securities in accordance with their terms;

     - delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     - irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of debt securities.

     Defeasance of a Series of Securities at Any Time. LaSalle Funding or the Bank may also discharge all of their obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as defeasance.

     In addition, LaSalle Funding and the Bank may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenant described under "Covenant Restricting Mergers and Other Significant Corporate Actions," and elect not to comply with that covenant without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     - LaSalle Funding or the Bank irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, additional amounts with respect to, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

     - LaSalle Funding or the Bank delivers to the relevant trustee an opinion of counsel to the effect that:

        - the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

        - the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

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MODIFICATION OF THE INDENTURE

     Modification without Consent of Holders. LaSalle Funding, the Bank and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

     - secure any debt securities;

     - evidence the assumption by a successor corporation of our obligations;

     - add covenants for the protection of the holders of debt securities;

     - cure any ambiguity or correct any inconsistency;

     - establish the forms or terms of debt securities of any series; or

     - evidence the acceptance of appointment by a successor trustee.

     Modification with Consent of Holders. LaSalle Funding, the Bank and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, LaSalle Funding, the Bank and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder:

     - extend the final maturity of the principal;

     - reduce the principal amount;

     - reduce the rate or extend the time of payment of interest or additional amounts;

     - reduce any amount payable on redemption;

     - change the currency in which the principal, including any amount of original issue discount, premium, interest or additional amounts thereon is payable;

     - modify or amend the provisions for conversion of any currency into another currency;

     - reduce the amount of any OID Security payable upon acceleration or provable in bankruptcy;

     - impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

     - reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

     In addition, LaSalle Funding, the Bank and the trustee may not, without the consent of the holder of each outstanding debt security affected, modify or amend the terms and conditions of, or the Bank's obligations under, the guarantees in any manner adverse to the holders of any debt security.

RELATIONSHIPS WITH THE TRUSTEE

     The Bank and its subsidiaries maintain ordinary banking relationships and custodial facilities with BNY Midwest Trust Company and its affiliates.

                              PLAN OF DISTRIBUTION

     LaSalle Funding may sell the debt securities being offered by this prospectus in three ways: (1) through agents, (2) through underwriters and (3) through dealers. Any of these agents, underwriters or dealers in the United States or outside the United States will include ABN AMRO Financial Services, Inc. and may include other affiliates of the Bank.

     LaSalle Funding may designate agents from time to time to solicit offers to purchase these securities. LaSalle Funding will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions it will pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If LaSalle Funding uses any underwriters to offer and sell these securities, LaSalle Funding and the Bank may enter into an underwriting agreement with those underwriters, and LaSalle Funding will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement or a pricing supplement thereto.

     If LaSalle Funding uses a dealer to offer and sell these securities, LaSalle Funding will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     LaSalle Funding's net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over allotment option. The underwriters can close out a covered short sale by exercising the over allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over allotment option. The underwriters may also sell these securities or any other securities in excess of the over allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Agents, underwriters and dealers may be entitled under agreements with us to indemnification by LaSalle Funding and the Bank against some civil liabilities, including liabilities under the Securities Act and to reimbursement by LaSalle Funding and the Bank for certain expenses. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for the Bank and its affiliates in the ordinary course of business.

     If so indicated in the prospectus supplement, LaSalle Funding will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from LaSalle Funding at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     ABN AMRO Financial Services, Inc. is an indirect wholly-owned subsidiary of the Bank. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any of these securities, ABN AMRO Financial Services, Inc. and other affiliates of the Bank may offer and sell these securities in the course of their business as broker-dealers. ABN AMRO Financial Services, Inc. and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. ABN AMRO Financial Services, Inc. and other affiliates may use this prospectus in connection with these transactions. Neither ABN AMRO Financial Services, Inc. or any of its affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

                                 LEGAL MATTERS

     The validity of the debt securities will be passed upon for LaSalle Funding by Mayer, Brown, Rowe & Maw, Chicago, Illinois. The validity of the guarantees and certain matters of Dutch law will be passed upon for the Bank by Clifford Chance Limited Liability Partnership. Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon certain legal matters for any agents, underwriters or dealers.

                                    EXPERTS

     The consolidated financial statements of ABN AMRO Holding N.V. appearing in the Bank's Annual Report (Form 20-F) for the year ended December 31, 2001, have been audited by Ernst & Young Accountants, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     The Bank and some of its affiliates, including ABN AMRO Financial Services, Inc., may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans.

     Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which ABN AMRO Financial Services, Inc. or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. Any insurance company or pension or employee benefit plan, or any person investing the assets of a pension or employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

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